Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-223606, No. 333-216649, No. 333-210108, No. 333-203474, No. 333-195248, No. 333-187471, No. 333-181180, and No. 333-174157) of Boingo Wireless, Inc. of our report dated March 1, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 1, 2021